UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 3, 2009

Inovio Biomedical Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-14888	33-0969592
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11494 Sorrento Valley Road, San Diego, California		92121-1318
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (858) 597-6006

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.

(d).  Appointment of Directors.

On April 3, 2009, the board of directors of Inovio Biomedical Corporation (the “registrant”) appointed Ng Tee Khiang, as Inovio’s ninth director.  In addition to Mr. Ng, Inovio’s board of directors now consists of James L. Heppell, chairman of the board, Dr. Avtar Dhillon, president and chief executive officer, Riaz Bandali, Simon X. Benito, Tazdin Esmail, Robert W. Rieder, Dr. Stephen Rietiker and Patrick Gan.

Mr. Ng has over 15 years of entrepreneurial and investment management experience. He is a co-founder, partner and director of multiple investment companies, including Evia Capital Partners Pte. Ltd. and Evia Growth Opportunities Ltd. since 2004, and has been a director of Grenidea Technologies Pte. Ltd. since 2003, of Venture TDF Pte. Ltd. since 2001 and of Wing Huat Loong Pte. Ltd. since 1991.  He has also been Chairman and Director of CNT Health Food Pte. Ltd., a nutraceutical supplements contract manufacturer, since 2000.  In such positions, Mr. Ng has focused on seed, pre-IPO, and IPO investment opportunities. From 2002 through 2006, Mr. Ng served as a director of Asia Growth Opportunities Ltd. and Raintree Ventures, investors in Inovio.  In the 1990s, he was chairman of three technology companies, Vital Technology, MediaRing Ltd., and AceFusion, helping secure seed and venture capital, guide strategic growth, and facilitate sale of the companies (Vital and Acefusion) or a public listing (MediaRing). Mr. Ng has a M.Sc. in Industrial Engineering from Stanford University.

At the time of his appointment, the board of directors did not appoint Mr. Ng to any of the board’s committees, and at this time the board does not anticipate appointing Mr. Ng to any of its committees prior to the earlier of the consummation of the registrant’s previously announced, pending merger with VGX Pharmaceuticals, Inc. or the election of the registrant’s directors at its annual general meeting of stockholders in 2009.

Mr. Ng has not been party to any transaction requiring disclosure pursuant to Item 404(a) of Regulation S-K.

In relation to Mr. Ng’s appointment, on April 7, 2009, the registrant’s board of directors approved a grant of options pursuant to the registrant’s 2007.  Omnibus Incentive Plan to Mr. Ng, exercisable for 30,000 shares of the registrant’s common stock, vesting monthly over a period of three (3) years.  The option is exercisable at the closing price of the registrant’s common stock as listed on the NYSE Amex as of April 7, 2009.

Investors and the public are encouraged to read the relevant pending registration and proxy solicitation-related documents filed with the SEC with respect to the pending transaction between Inovio and VGX Pharmaceuticals because they contain important information about the companies, the transaction, the securities to be issued and the expectations for the combined company. The pending registration statement/proxy statement filed on Form S-4 and other merger-related documents are available, without charge, from the SEC’s web site (www.sec.gov) or can be obtained, free of charge, by requesting such documents, including any items incorporated by reference, from Inovio.

Item 8.01.  Other Events.

On April 6, 2009, the registrant issued a press release announcing the appointment of Mr. Ng as described in Item 5.02 above, a copy of which press release is filed as Exhibit 99.1 to this report.

Item 9.01.  Financial Statements and Exhibits.

(d)         Exhibits

99.1	Press Release announcing appointment of Mr. Ng to registrant’s board of directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 8, 2009

INOVIO BIOMEDICAL CORPORATION

By:	/s/ Peter Kies
Peter Kies, Chief Financial Officer